                                                                     EXHIBIT 4.2


                                 [FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY, AS DEPOSITARY, OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(2)

REGISTERED CUSIP NO.: REGISTERED PRINCIPAL AMOUNT: $
No. FXR-___ _____________________________


                        IRVINE APARTMENT COMMUNITIES, L.P

                           MEDIUM-TERM NOTE, SERIES A
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                  (Fixed Rate)



ORIGINAL ISSUE DATE:        STATED MATURITY DATE:            INTEREST RATE:    %

INTEREST PAYMENT            INTEREST PAYMENT DATE(S)         DEFAULT RATE:     %
RECORD DATE(S)              [ ] ______ AND ______
[ ] ______ AND ______       [ ] Other:


--------
(1) This paragraph applies to global Notes only.

(2) This paragraph applies to global Notes only.

INITIAL REDEMPTION DATE:           INITIAL REDEMPTION                ANNUAL REDEMPTION
                                   PERCENTAGE:   %                   PERCENTAGE REDUCTION:
                                                                                   %

OPTIONAL REPAYMENT                 [ ] CHECK IF AN ORIGINAL
DATE(S):                               ISSUE DISCOUNT NOTE
                                       Issue P%ice:   %

REPAYMENT PRICE:   %

AUTHORIZED                         ADDENDUM ATTACHED:                OTHER/ADDITIONAL
DENOMINATION                       [ ] Yes                           PROVISIONS:
[ ] $1,000 and integral multiples  [ ] No
    thereof
[ ] Other:


        Irvine Apartment Communities, L.P., a limited partnership duly organized and existing under the laws of Delaware (hereinafter referred to as the "Operating Partnership," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ______________________, on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof) (each such Stated Maturity Date, Redemption Date or Repayment Date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest, including any overdue sinking fund or redemption payment. The Operating Partnership will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the holder of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

        Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date (as specified herein) immediately preceding such Interest Payment Date, or if no such record date is specified herein, the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (in either case, the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this
Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Note by the Trustee not more than 15 days and not less than 10 days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

        Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date or any prior date on which the principal or an installment of principal of this Note becomes due and payable, whether by the declaration of acceleration or otherwise, will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon presentation and surrender of this Note and a duly completed election form as contemplated on the reverse hereof) at the office or agency maintained by the Operating Partnership for that purpose in the Borough of Manhattan, The City of New York, currently the office of the Paying Agent located at U.S. Bank Trust National Association, 100 Wall Street, New York, New York 10005, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Operating Partnership may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Operating Partnership or, at the option of the Operating Partnership, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by or on behalf of the Trustee or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States; provided, however, that a holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on any Interest Payment Date other than the Maturity Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Paying Agent shall remain in effect until revoked by such holder.

        If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

        As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York or the City of Los Angeles are authorized or required by law, regulation or executive order to close.

        The Operating Partnership is obligated to make payments of principal, premium, if any, and interest in respect of this Note in such coin or currency of the United States as at the time of such payment is legal tender for the payment of public or private debts.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified above on the face hereof, in the Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

        Notwithstanding any provisions to the contrary contained herein, if the face of this Note specifies that an Addendum is attached hereto or that "Other/Additional Provisions" apply to this Note, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

        Unless the Certificate of Authentication hereon has been executed by the Trustee or its Authenticating Agent or Agents, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, Irvine Apartment Communities, L.P. has caused this Note to be duly executed under its seal.

Dated:
                                       IRVINE APARTMENT COMMUNITIES, L.P.
                                       By: Irvine Apartment Communities, Inc.
                                             its sole general partner


                                           By: ________________________________
                                                 Name:
                                                 Title:


(SEAL)

Attest:

_________________________________
Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.


Dated:
                                      U.S. BANK TRUST NATIONAL
                                            ASSOCIATION, as Trustee



                                      By: U.S. BANK TRUST NATIONAL
                                            ASSOCIATION, as Authenticating Agent


                                      By ___________________________________
                                           Authorized Signatory

                                (REVERSE OF NOTE)

                       IRVINE APARTMENT COMMUNITIES, L.P.

                           MEDIUM-TERM NOTE, SERIES A
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                  (Fixed Rate)

        This Note is one of a duly authorized series of Securities of the Operating Partnership issued and to be issued under an Indenture, dated as of October 1, 1997, as amended, modified or supplemented from time to time (the "Indenture"), between the Operating Partnership and First Trust of California, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Operating Partnership, the Trustee and the holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This
Note is one of the series of Securities designated as "Medium-Term Notes, Series A Due Nine Months or More from Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

        This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof or the minimum Authorized Denomination specified on the face hereof.

        This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

         This Note will be subject to redemption at the option of the Operating Partnership on any date on and after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U S. $1,000 or such minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (each, a "Redemption Date"), on notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date and in accordance with the provisions of the Indenture. The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof until the Redemption Price is 100% of the unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

        This Note will be subject to repayment by the Operating Partnership at the option of the holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 or the minimum Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (each, a "Repayment Date"). For this Note to be repaid, the Paying Agent must receive at its office in the Borough of Manhattan, The City of New York, referred to on the face hereof, at least 30 days but not more than 60 days prior to the Repayment Date (i) this Note and the form hereon entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder hereof, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note, together with the form hereon entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the third Business Day after the date of such telegram, telex, facsimile transmission or letter, provided that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the Paying Agent by such third Business Day. Exercise of such repayment option by the holder hereof will be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms as this Note shall be issued in the name of the holder hereof upon the presentation and surrender hereof.

        If this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and
(ii) any unpaid interest on this Note accrued from the Original Issue Date to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

        For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

        If an Event of Default, as defined in the Indenture, with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Notes or (ii) certain restrictive covenants and related defaults and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

        As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes, the holders of not less than 25% in aggregate principal amount of the Notes at that time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the holders of a majority in aggregate principal amount of Notes at the time outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceedings, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of principal or premium, if any, hereof or any interest on or after the respective due dates expressed herein.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Operating Partnership and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Operating Partnership and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding Securities of each series of Securities then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of such series at the time outstanding, on behalf of the holders of all such Securities of such series, to waive compliance by the Operating Partnership with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Operating Partnership, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency herein prescribed.

        As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Operating Partnership upon surrender of this Note for registration of transfer at the office or agency of the Operating Partnership in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership and the Registrar, duly executed by the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Note for registration of transfer, the Operating Partnership, the Trustee and any agent of the Operating Partnership or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes whether or not this Note be overdue, and neither the Operating Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

        This Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby have been executed or entered into by the undersigned in his/her capacity as an officer of the sole general partner of the operating Partnership which has been formed as a Delaware limited partnership, and not individually, and neither the general partner, officers, employees or limited partners of the Operating Partnership shall be bound or have any personal liability hereunder or thereunder. The holder of this Note by accepting this Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Note. Each party hereto shall look solely to the assets of the Operating Partnership for satisfaction of any liability of the Operating Partnership in respect of this Note and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby and will not seek recourse or commence any action against any general partner, officer, employee or limited partner of the Operating Partnership or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

        The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

                                 ABBREVIATIONS



        The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - ______ Custodian_______
TEN ENT - as tenants by the entireties             (Cust)          (Minor)
JT TEN  - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants in common Act_____________________
                                                             (State)

        Additional abbreviations may also be used though not in the above list.

                                    -----------------------
                                          ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
                      OTHER
IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------      --------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

--------------------------------------------------------------------------------
this Note and all rights thereunder hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
Attorney to transfer this Note on the books of the Registrar, with full power of substitution in the premises.

Dated: ______________________    ______________________________


                                           -------------------------------------
                                           Notice:-The signature(s) on this
                                           Assignment must correspond with
                                           the name(s) as written upon the
                                           face of this Note in every
                                           particular, without alteration or
                                           enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably request(s) and instruct(s) the Operating Partnership to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at

--------------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

        For this Note to be repaid, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at U.S. Bank Trust National Association, 100 Wall Street, New York, New York 10005, this Note with this "Option to Elect Repayment" form duly completed.

        If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:   $_____________    _____________________________

                                       Notice: The signature(s) on this Option
                                       to Elect Repayment must correspond with
                                       the name(s) as written upon the face of
Date: __________________               this Note in every particular, without
                                       alteration or enlargement or any change
                                       whatsoever.